Exhibit 10.27

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS AND ENCLOSED BY BRACKETS. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CATALOG LICENSE AND PARTS PURCHASE AGREEMENT

THIS CATALOG LICENSE AND PARTS PURCHASE AGREEMENT (“Agreement”) is entered into as of the 20th day of November, 2006 (the “Effective Date”), by and between WORLDPAC, Inc., with its principal place of business at 37137 Hickory Street, Newark, CA 94560-5522 (hereinafter “WORLDPAC”), and US Auto Parts Network, Inc., with its principal place of business at 17150 S. Margay Avenue, Carson, CA. 90746 (hereinafter “Company”). WORLDPAC previously executed Catalog License and Parts Purchase Agreements with U.S. Auto Parts Network, Inc. on February 14, 2006 and with THE PARTS BIN.COM, Inc. on July 14, 2005. After February 14, 2006, Company acquired all of the shares of THE PARTS BIN.COM, INC. This Agreement supersedes the July 14, 2005 and February 14, 2006 agreements, which are null and void as of the date of this Agreement.

Background

WORLDPAC is in the business of selling original equipment quality automotive replacement parts and accessories (“Parts”). WORLDPAC has developed a proprietary electronic Parts catalog commonly known as the “WebParts” catalog which consists of various Data Records (as defined herein) and other data (hereinafter, the “Catalog”). WORLDPAC has also developed a proprietary electronic Parts ordering system that integrates with the Catalog and is also marketed under the “WebParts” brand name and which includes, without limitation, a proprietary application program interface that allows customers to purchase Parts directly from WORLDPAC via the Internet (the “System”). Company desires to access the System online to purchase Parts from WORLDPAC for resale to Company’s End Users (as defined herein). Company further desires to display the Catalog to its End Users online via Company’s Websites (as defined herein) to facilitate the End Users’ purchase of Parts from Company. Pursuant to the terms of this Agreement, WORLDPAC desires to (i) sell Parts to Company via the System, and (ii) allow End Users to view the Catalog via Company’s Websites. Therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows.

Terms and Conditions

1.	LICENSE. Subject to the terms of this Agreement, WORLDPAC hereby grants to Company: (a) a non-exclusive, non-transferable, revocable, limited license to display the Catalog to End Users via Company’s Websites; and (b) a non-exclusive, non-transferable, revocable, limited license to access the System.

2.	CATALOG USE RESTRICTIONS.

a)	For the purposes of this Agreement, “Websites” means and includes those Internet websites owned and operated by Company and located at the domain names listed on attached Exhibit B, as amended from time to time by the parties in writing. WORLDPAC reserves the right, in its sole discretion, to disapprove the domain name of any Website at which the Catalog is to be displayed. Upon receiving notice from WORLDPAC that it disapproves of any Website domain name, Company shall be prohibited from displaying the Catalog via that Website and shall immediately cease any such display.

b)	For the purposes of this Agreement, “End User” means any individual or entity that accesses Company’s Website for the purpose of purchasing Parts.

c)	For the purposes of this Agreement, a “Data Record” is a Catalog record provided by WORLDPAC that corresponds to a particular Part and that consists of an image and brief description of the Part, and the Part’s name, proprietary WORLDPAC Part number, and brand. The Websites may only simultaneously display Data Records related to a single automobile year, make and model (e.g., year = 1993, make = Acura, model = Integra) and a single Part (e.g., floor mat). For example, a Website may simultaneously display Data Records for all floor mats available for a 1993 Acura Integra but a Website may not simultaneously display Data Records for all available floor mats and Data Records for all available Parts for a 1993 Acura Integra.

d)	Company may only display the Catalog via Websites in accordance with the terms of this Agreement and solely for the purpose of allowing End Users to purchase from Company Parts that Company has purchased from WORLDPAC.

e)	The Catalog shall only be accessed by Company via WORLDPAC’s Catalog servers in accordance with this Agreement and any written instructions provided by WORLDPAC. Company may only display the Catalog to an End User by presenting a link on a Website, which shall allow the End User to access the Catalog via WORLDPAC’s servers in accordance with this Agreement and any written instructions provided by WORLDPAC. For clarity, any information or data from the Catalog displayed to End Users via Company’s Websites shall be delivered directly from WORLDPAC’s Catalog servers to the End User’s browser via a “frame” or “pop-up” window and may not be routed to any intermediary computer system or other location or otherwise intercepted by Company.

f)	Company shall not, and shall not permit any third party to, copy, modify, create derivative works from, distribute, decompile, or reverse compile the Catalog (or the data contained therein) or any accompanying software provided by WORLDPAC. Without limiting the generality of the foregoing, Company shall not, and shall not permit any third party to, download, copy or otherwise duplicate any images contained in the Catalog or any Data Record.

g)	Except as expressly provided in Section 2(i), all Parts purchased by End Users through any Website shall have been purchased by Company from WORLDPAC, and no Website shall allow or facilitate (via a hyperlink or otherwise) an End User’s purchase of Parts (i) directly from an entity other than WORLDPAC, or (ii) from Company if such Parts were not purchased by Company from WORLDPAC.

h)	Except as expressly provided in Section 2(i), and except for Data Records from the Catalog, no Website shall display any Parts catalog or any Parts information, including, without limitation, import Part numbers, names, pictures and descriptions.

i)	Notwithstanding Sections 2(g) and 2(h), if WORLDPAC does not Stock (defined below) a Part, or, if a Part is Unavailable (defined below) from WORLDPAC, the Websites may (i) display information related to that Part that is not a Data Record from the Catalog, and (ii) allow End Users to purchase that Part regardless of what entity sells that Part to either Company or the End User. WORLDPAC will be deemed to “Stock” a Part if it offers that Part for sale via the System or if a Data Record related to the Part is contained in the Catalog. If WORLDPAC Stocks a Part, that Part will nonetheless be deemed “Unavailable” if the System or Catalog indicates that the Part is currently not available for purchase. For clarity, the term “Part” as used in this Agreement refers to a part or accessory item generically so that if WORLDPAC Stocks one brand of a Part (e.g., one brand of floor mats), WORLDPAC shall be deemed to Stock that Part even if other brands of that Part exist which WORLDPAC does not Stock.

j)	Company may only display Data Records as part of the Catalog pursuant to the terms of this Agreement.

k)	Company will take all reasonably necessary technological and security measures to prevent unauthorized access, downloading, or copying of the Catalog and the data contained therein.

l)	Except as expressly set forth herein, Company shall not permit any third party to view, download, compile or otherwise access the Catalog or the data contained therein.

m)	For the purposes of this Agreement, “Direct Competitors” means and includes the following entities: [***], and such other entities as WORLDPAC may, in its sole discretion, designate from time to time in writing as Direct Competitors. No Website shall display data or information (i) that has been published or otherwise provided by the Direct Competitors, or (ii) related to any product or service offered by the Direct Competitors.

n)	Prior to allowing an End User to view any data from the Catalog (including, without limitation, any Data Records) via any Website, Company shall require the End User to agree to restrictions regarding the use of, and access to, the Catalog (and the Data Records and other data contained therein) which are at least as strict as those set forth in this Agreement (the “End User Restrictions”). The End User Restrictions shall be presented to End Users via a “click through,” “browse-wrap” or other similar method and shall be subject to the approval of WORLDPAC.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

3.	SYSTEM USE RESTRICTIONS. Company shall only use the System in accordance with this Agreement as necessary to purchase Parts directly from WORLDPAC. Company shall not use or access the System in any way, which, in WORLDPAC’s reasonable judgment, adversely affects the performance or function of the System or interferes with the ability of authorized parties to access the System. Company may not gain access, or attempt to gain access, by any means, to any WORLDPAC computer system or database, other than the System to which Company is expressly permitted access via this Agreement. Any access to or use of the System that is inconsistent with the terms herein is unauthorized and strictly prohibited without the express prior written consent of WORLDPAC.

4.	SYSTEM AND CATALOG MAINTENANCE. Subject to Section 10, WORLDPAC shall make reasonable commercial efforts to maintain and support the System. WORLDPAC, in its sole discretion, shall determine the content and data that shall comprise the Catalog as well the portion of the Catalog that shall be available for access by Company and End Users at any given time.

5.	OWNERSHIP.

a)	By permitting limited usage of the System and Catalog as set forth herein, WORLDPAC does not convey any interest in or to the System, the Catalog or any other WORLDPAC property or services. Company hereby acknowledges and agrees that WORLDPAC owns all right, title and interest in and to, the System, the Catalog (including, without limitation, the Data Records and other data contained therein) and all Confidential Information disclosed by WORLDPAC to Company (collectively, the “WORLDPAC Materials”). Company acknowledges that it has not acquired any ownership interest in the WORLDPAC Materials and will not acquire any such ownership interest by reason of this Agreement. Company will not at any time do or knowingly permit to be done any act or thing that would in any way impair the rights of WORLDPAC or its licensors in and to the WORLDPAC Materials. WORLDPAC reserves all rights pertaining to the WORLDPAC Materials not specifically granted herein.

b)	For the purposes of this Agreement, “Marks” means all trade marks and service marks, including, without limitation, all names, logos, symbols, designations, trade dress, emblems, designs, labels, and insignia. Company recognizes that it is not authorized to use any of WORLDPAC’s Marks without the prior written approval of WORLDPAC. Company shall not file, register or record with any federal, state or local government any name, design or form which may be confused with a WORLDPAC Mark. Company acknowledges WORLDPAC’s exclusive ownership of, and the validity of, WORLDPAC’s Marks and all registrations thereof, and shall not during the term of this Agreement or any time thereafter, contest WORLDPAC’s exclusive ownership of, or the validity of, any WORLDPAC Marks or any registrations thereof.

6.	PARTS PURCHASE. Company’s purchase of Parts from WORLDPAC shall be governed by the WORLDPAC TERMS AND CONDITIONS OF SALE attached as Exhibit A to this Agreement. Company agrees that the price for a particular Part as displayed to Company via the System is the price which WORLDPAC will charge for Company to purchase that Part (the “WORLDPAC Price”). Company acknowledges that the WORLDPAC Prices are subject to change from time to time without notice to Company, and, that it is Company’s responsibility to monitor WORLDPAC Prices via the System to verify the current WORLDPAC Price for each Part. As further specified in Section 9(d), Company shall not display any WORLDPAC Price to any third party (including, without limitation, any End User) via any Website or otherwise. For clarity, Company shall establish its own price for the sale of each Part to an End User (the “Company Price”) and only the Company Price may be displayed to third parties (including, without limitation, End Users). WORLDPAC will offer Company a monthly cooperative marketing expense credit, and certain other credits and incentives, as specified in Section 8(c) of the WORLDPAC TERMS AND CONDITIONS OF SALE attached as Exhibit A to this Agreement.

7.	TERM AND TERMINATION.

a)	This Agreement shall have an initial term of twenty-four (24) months (the “Initial Term”). After the Initial Term, this Agreement shall automatically renew for [***] (each a “Renewal Term”) unless one of the parties provides notice of its intent to terminate this Agreement at least [***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

days prior to the expiration of the Initial Term or the applicable Renewal Term. The Initial Term and any Renewal Terms shall constitute the “Term.”

b)	Either party may terminate this Agreement with or without cause upon [***] days written notice to the other party.

c)	Company may, upon thirty (30) days’ prior written notice, terminate this Agreement if (i) the dollar value of Company’s Parts sales, less returns, to End Users in any calendar year is less than [***]; or (ii) WORLDPAC fails to perform any of its obligations under this Agreement.

d)	WORLDPAC may, upon thirty (30) days’ prior written notice, terminate this Agreement if: (i) Company breaches or fails to perform any of its obligations to WORLDPAC under this Agreement, including, but not limited to, the timely payment of amounts due WORLDPAC; or (ii) Company returns more than [***] of the Parts purchased by it in any given calendar month.

e)	Either party may terminate this Agreement upon ten (10) days’ written notice if: (i) the other party is insolvent, files a petition in bankruptcy, or has made any assignment by operation of law or otherwise of this Agreement or any of its rights hereunder for the benefit of creditors: (ii) any involuntary petition under any bankruptcy statute shall be filed with respect to the other party, or a receiver or trustee shall be appointed to take possession of all or a substantial part of the assets of the other party and the same has not been dismissed or terminated within sixty (60) days of the date of such filing or appointment; (iii) the other party shall generally become unable to pay its obligations as they become due; or (iv) the other party shall institute any proceedings for liquidation or the winding up of its business other than for purposes of reorganization, consolidation or merger.

f)	WORLDPAC may terminate this Agreement as provided in Section 2(a) of the WORLDPAC TERMS AND CONDITIONS OF SALE attached to this Agreement as Exhibit A.

8.	FEES.

a)	In consideration of the rights granted to Company in Section 1, Company shall pay WORLDPAC a Catalog access fee of [***] (the “Access Fee”). The Access Fee is due upon the Effective Date. The Access Fee is exclusive and free and clear of all sales, use and other taxes imposed by any governmental or other authority related to Company’s use of the Catalog or System and Company shall pay to WORLDPAC any such sales, use or other tax required by any applicable government authority based upon Company’s receipt or use of the Catalog or System. The Access Fee is nonrefundable.

b)	From time to time, Company may request from WORLDPAC certain services related to the Catalog or the System, including, without, limitation, technical advice, system maintenance, training or other services associated with Company’s use of the Catalog or System (“Consulting Services”). WORLDPAC may, in its sole discretion, choose to provide Consulting Services to Company and the fees for such Consulting Services and any additional terms and conditions on which they shall be provided shall be mutually agreed to by the parties in writing. All fees and charges for any Consulting Services rendered are due upon receipt of an invoice from WORLDPAC and Company shall be responsible for all applicable taxes, fees, charges and assessments, except United States income tax on WORLDPAC’s net income, due in connection with WORLDPAC’s provision of Consulting Services. If Company does not pay any invoice within thirty (30)
days from the date it is submitted by WORLDPAC, Company shall pay interest on any overdue amounts at the rate of [***] per month or the maximum amount allowed by law, whichever is greater.

9.	CONFIDENTIAL INFORMATION.

a)	For the purposes of this Agreement, “Representatives” means the officers, employees, affiliates, agents, programmers, representatives and contractors of a party.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

b)	For the purpose of this Agreement, “Confidential Information” means any proprietary information disclosed by either party to the other, including, without limitation, marketing plans, identity of customers, trade secrets, technical data, financial data, test or evaluation results, system concepts, drawings, models, product designs, product specifications, product performance data, or any other commercial information. Company expressly agrees that the Catalog, and the Data Records and other data contained therein, constitute Confidential Information of WORLDPAC. Confidential Information does not include any information that (i) has been or is obtained by the receiving party from a third party without breach by the receiving party or such third party of an obligation to the disclosing party, (ii) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the receiving party or its Representatives, (iii) is independently developed by the receiving party without reliance in any way on the Confidential Information provided by the disclosing party, or (iv) must be disclosed by court or government order after the disclosing party has been given reasonable notice of, and opportunity to contest, such order.

c)	Each party agrees that the receiving party and its Representatives will (i) hold the disclosing party’s Confidential Information in strict confidence; (ii) exercise at least the same care in protecting the disclosing party’s Confidential Information from disclosure as the receiving party uses with regard to its own Confidential Information (but in no case less than reasonable care); (iii) not disclose or use such Confidential Information except as expressly authorized under this Agreement. For clarity, the receiving party may disclose the disclosing party’s Confidential Information to its Representatives with a bona fide need to know, but only to the extent necessary to carry out the purposes of this Agreement. The receiving party agrees that all such Representatives shall be bound by agreements related to their use of Confidential Information that contain restrictions on use and disclosure at least as strict as those contained herein.

d)	Company expressly agrees that (i) information related to WORLDPAC’s Parts inventory levels (“Inventory Information”), and (ii) the WORLDPAC Prices are Confidential Information under this Agreement. Company further agrees that, to the extent WORLDPAC provides Company with Inventory Information or WORLDPAC Prices, Company will use such Inventory Information and WORLDPAC Prices solely for Company’s internal inventory, logistics and accounting purposes and that Company will not disclose or display any such Inventory Information or WORLDPAC Prices to any third parties, including, without limitation, End Users, via any Website or otherwise.

e)	The receiving party will promptly return or destroy any and all copies of the disclosing party’s Confidential Information possessed by the receiving party in any form whatsoever upon the earlier of (i) the expiration or termination of this Agreement, or (ii) the request of the disclosing parry,

f)	Each party acknowledges that if it breaches any restrictions or obligations related to its use of Confidential Information, the disclosing party will not have an adequate remedy in money or damages and that the disclosing party shall therefore, in addition to any other available remedy, be entitled to obtain injunctive relief without posting bond.

10.	WARRANTIES; DISCLAIMER.

a)	Company makes the following representations and warranties to WORLDPAC:

(i)	Company will comply with all applicable laws, rules and regulations in performing its obligations under this Agreement, including, without limitation, all laws, rules and regulations applicable to the storage, transmission, and use of End User contact details and other identifying information (“End User Information”);

(ii)	Company will not use any End User information for any purpose other than billing an End User for Parts purchased from Company;

(iii)	Except if the Part is Unavailable, Company will not sell a Part that WORLDPAC Stocks to an End User unless Company purchased such Part from WORLDPAC;

(iv)	Except if the Part is Unavailable, Company will not facilitate, via the Websites or otherwise, an End User’s purchase of a Part that WORLDPAC Stocks from a third party;

(v)	Other than Data Records from the Catalog, the Websites will not display information (including, without limitation, Part numbers, names, images, descriptions, etc.) regarding any Part that WORLDPAC Stocks, unless such Part is Unavailable from WORLDPAC; and

(vi)	Company will not solicit, induce or attempt to induce any End User to cease doing business in whole or in part with WORLDPAC or to do business with any person or entity that competes with WORLDPAC in the business of selling Parts.

b)	Disclaimer of Warranties. THE CATALOG AND THE SYSTEM ARE PROVIDED “AS IS” AND IN THEIR PRESENT STATE AND CONDITION. NO WARRANTY, REPRESENTATION, CONDITION, UNDERTAKING OR TERM, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE CONDITION, QUALITY, AVAILABILITY, DURABILITY, PERFORMANCE, NON-INFRINGEMENT. MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE OF THE SYSTEM OR THE CATALOG IS GIVEN OR ASSUMED BY WORLDPAC, ITS AFFILIATES, LICENSORS AND SUPPLIERS OR THEIR AGENTS AND ALL SUCH WARRANTIES, REPRESENTATIONS, CONDITIONS, UNDERTAKINGS AND TERMS ARE HEREBY EXCLUDED TO THE FULLEST EXTENT PERMITTED BY LAW. WORLDPAC, ITS AFFILIATES, LICENSORS AND SUPPLIERS MAKE NO WARRANTY WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF THE DATA CONTAINED IN THE CATALOG. WORLDPAC, ITS AFFILIATES, LICENSORS AND SUPPLIERS DO NOT GUARANTEE CONTINUOUS, UNINTERRUPTED, OR SECURE ACCESS TO THE SYSTEM OR CATALOG AND ACCESS TO THE SYSTEM AND CATALOG MAY BE INTERFERED WITH BY NUMEROUS FACTORS OUTSIDE OF WORLDPAC’S CONTROL. WORLDPAC, ITS AFFILIATES, LICENSORS AND SUPPLIERS ARE NOT LIABLE FOR ANY DAMAGES OF ANY TYPE CAUSED BY SUCH INTERFERENCE. COMPANY AGREES AND ACKNOWLEDGES THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY AND WARRANTY PROVIDED IN THIS AGREEMENT ARE FAIR AND REASONABLE.

11.	LIMITATION ON LIABILITY. IN NO EVENT SHALL WORLDPAC OR ITS AFFILIATES, LICENSORS, AGENTS OR SUPPLIERS BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR PENALTIES (INCLUDING LOST PROFITS, LOST SAVINGS AND THE INABILITY TO USE THE CATALOG OR THE SYSTEM), PERSONAL INJURY, WRONGFUL DEATH, OR DAMAGES RESULTING FROM THE DELAY, FAILURE OR INTERRUPTION OF THE CATALOG OR THE SYSTEM, NOR FROM BUSINESS INTERRUPTION AND/OR LOSS OF DATA RESULTING FROM COMPANY’S USE OR INABILITY TO USE THE CATALOG OR SYSTEM, WHETHER OR NOT WORLDPAC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR PENALTIES. THIS LIMITATION OF LIABILITY SHALL BE APPLICABLE ONLY TO THE EXTENT PERMITTED BY LAW IN THE EVENT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WORLDPAC OR IN THE EVENT OF PERSONAL INJURY OR DEATH. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL WORLDPAC’S LIABILITY FOR ANY DAMAGES (DIRECT OR OTHERWISE) OR PENALTIES OR LOSS UNDER THIS SECTION RELATED TO ACCESS AND USE OF THE SYSTEM OR CATALOG, REGARDLESS OF THE FORM OF ACTION OR CLAIM, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), DELICT OR OTHERWISE, EXCEED [***], ANY CLAIM UNDER THIS AGREEMENT FOR DAMAGES OR PENALTIES ABOVE SUCH LIMIT BEING EXPRESSLY WAIVED BY COMPANY.

12.	INDEMNIFICATION. Company agrees to indemnify, defend, and hold harmless WORLDPAC, and its officers, directors, agents, servants, employees, affiliates, successors, and assigns, from any and all claims, actions, causes of action, damages, costs, and expenses, including reasonable attorneys’ fees and other expenses of litigation, arising out of or resulting in any manner in whole or in part from:

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

a)	A third party’s claim that any content displayed on any Website (other than the Catalog as supplied to Company by WORLDPAC) infringes or violates that third party’s patent, copyright, trade mark, trade secret, confidentiality or privacy rights or other personal or proprietary rights;

b)	Damages to, or failure of, the Catalog or System that occur as a result of facilities, systems, action or inactions that are in the reasonable control of Company; and

c)	A third party’s claim that the use or disclosure of any Confidential Information or End User Information by Company violates any legal, contractual or other rights of that third party.

13.	AUDIT. During the Term, and for a period of at least three (3) years following the expiration or termination of this Agreement, Company agrees to keep and maintain clear, accurate and complete records related to this Agreement, Company’s Account (defined below), Company’s use of the Catalog and System, and Company’s Parts sales. Company further agrees to permit its books and records to be examined by an independent auditor selected by WORLDPAC from time-to-time, but not more frequently than once a year for the purpose of validating Company’s compliance with this Agreement and the accuracy of the payments made to WORLDPAC hereunder. Such examination by an independent auditor is to be made at the expense of WORLDPAC. However, if the independent auditor finds that Company has failed to pay any sums called for under this Agreement, Company shall promptly pay such sums to WORLDPAC, and, if such underpayment is greater than five percent (5%) of the total amounts required to be paid to WORLDPAC during the period to which the audit relates, Company shall pay the fees and costs of the independent auditor.

14.	CONTINGENCIES. Neither party shall be responsible for its failure to perform due to causes beyond its reasonable control, such as acts of God, fire, theft, war, riot, embargoes, civil insurrections, labor or transportation strikes, flood, earthquake, volcanic eruption, shortages of material or energy or acts of civil or military authorities. If delivery of any Parts is to be delayed by such contingencies, WORLDPAC shall immediately notify Company in writing, and Company may either (i) extend the time for delivery, or (ii) terminate the incomplete portion of the order at no cost to Company.

15.	ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, personal representatives and permitted assigns. WORLDPAC may assign this Agreement to a third party of its choosing. Company may not assign this Agreement nor any rights, responsibilities, or obligations contained herein, whether by operation of law or otherwise, without the prior written approval of WORLDPAC. For the purposes of this Agreement, a Change of Control shall constitute an assignment of this Agreement. As used herein, a “Change of Control” shall mean any of the following: (i) the sale to a third party of more than fifty percent (50%) of the ownership interest of Company; (ii) the sale to a third party of all or substantially all of the assets of Company; or (iii) a merger, share exchange or other business combination involving Company and a third party in which the equity owners of Company immediately before the transaction own less than fifty percent (50%) of the surviving entity.

16.	WAIVER OF TERMS AND CONDITIONS. The failure of WORLDPAC or Company in any one or more instances to insist upon performance of any of the terms and conditions of this Agreement, or to exercise any right or privilege contained in this Agreement or the waiver of any breach of the terms or conditions of this Agreement shall not be construed as thereafter waiving any such terms, conditions, rights or privileges, and the same shall continue and remain in force and effect as if no waiver had occurred.

17.	APPLICABLE LAW AND EXCLUSIVE JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of California, without regard to conflict or choice of law statutes or principles. The parties further agree that any and all claims shall be brought only in a court of competent jurisdiction in Alameda County, Newark, California.

18.

NOTICES. Except as otherwise specifically provided in this Agreement, notices, reports and other communications made with respect to this Agreement shall be given in writing, addressed to the parties at the following addresses or such other address as may be designated in writing by the applicable party. Except as otherwise specifically provided in this Agreement, all notices required to be given hereunder shall become effective when received at the address below by personal delivery, by mail (with proper postage for first class mail prepaid and registered or certified return receipt requested), or by reputable express carrier (e.g., UPS, FedEx, etc.):

If to WORLDPAC:	If to US Auto Parts Network, Inc.:
Robert B. Cushing	Michael McClane
19. 37137 Hickory St.	20. 17150 South Margay Avenue
21. Newark, CA 94560	22. Carson, CA 90746

19..	SURVIVAL; ENTIRE AGREEMENT. Section 2, 3, 5, and 9-19 shall survive the expiration or termination of this Agreement. This Agreement and any attached Exhibits hereto, which are incorporated herein by this reference, contain the entire agreement between the parties, and no modifications or waiver of any of the provisions, or any future representation, promise or addition shall he binding upon the parties unless agreed to in writing. This Agreement supersedes and cancels any prior agreements related to the subject matter hereof in their entirety.

IN WITNESS WHEREOF, the parties hereto set their hands and seals.

WORLDPAC		Company

/s/ Robert B. Cushing		/s/ Michael McClane
By:	Robert B. Cushing	Print Name: Michael McClane
	Executive Vice President	Title: Financial Officer

EXHIBIT A

WORLDPAC TERMS AND CONDITIONS OF SALE

Pursuant to the Catalog License and Parts Purchase Agreement between Company and WORLDPAC, Company agrees that its purchase of Parts from WORLDPAC is governed by these WORLDPAC TERMS AND CONDITIONS OF SALE. Terms not otherwise defined in these WORLDPAC TERMS AND CONDITIONS OF SALE shall have the meanings ascribed to them in the Catalog License and Parts Purchase Agreement.

1.	PRICES:

WORLDPAC Prices are subject to change without notice from time to time. All WORLDPAC Prices are stated FOB WORLDPAC’s warehouse. WORLDPAC Prices do not include sales, use, excise, or similar taxes. Taxes or assessments that WORLDPAC is required by law to collect will be separately invoiced.

2.	PAYMENT:

WORLDPAC will establish an account for Company that shall track the purchase of Parts by Company (the “Account”). For each Part purchased from WORLDPAC by Company, Company shall pay to WORLDPAC the Price for that Part. Company shall pay shipping charges for all Parts purchased by Company and shipped by WORLDPAC on Company’s behalf to End Users. Payment terms and conditions for Company’s Account are as follows:

(a)	DAILY CREDIT CARD PAYMENT:

Unless WORLDPAC authorizes Company in writing to make monthly payment of its Account balance in accordance with Section 2(b) of these WORLDPAC TERMS AND CONDITIONS OF SALE, Company shall pay its account balance as provided in this Section 2(a) of these WORLDPAC TERMS AND CONDITIONS OF SALE.

(i)	Company will provide to WORLDPAC valid credit card information (e.g., number, expiration date, etc.) for a Company credit card that will be used to pay Company’s account balance (the “Credit Card”). Company authorizes WORLDPAC to charge Company’s net account activity to the Credit Card on a daily basis. A report will be mailed to Company summarizing each charge. In the event that the Credit Card is declined, Company will be contacted and asked for another form of payment and until Company provides that alternate form of payment, WORLDPAC may disable access to the System and Catalog. If Company’s Credit Card is declined more than two times, WORLDPAC reserves the right to terminate this Agreement upon ten (10) days’ written notice to Company. All late payments are subject to a service charge of [***] per month charged against all amounts that are past due. Company agrees to provide financial information to WORLDPAC related to Company’s credit worthiness as may reasonably be requested by WORLDPAC from time to time.

(ii)	Any time Company’s outstanding Account balance exceeds the credit limit, WORLDPAC may disable the ability to access to the System and Catalog.

(b)	WEEKLY PAYMENT:

If authorized by WORLDPAC in writing, Company shall pay its Account balance on a weekly basis as provided in this Section 2(b) of these WORLDPAC TERMS AND CONDITIONS OF SALE. If Company is authorized to pay its Account balance on a weekly basis, WORLDPAC will invoice Company electronically via the System each month. Company shall pay all such invoices by the end of the week following the billing cycle week. A service charge of [***] per month will be collected against all amounts which are past due.

3	RISK OF LOSS:

Title to, and risk of loss of, a Part shall remain with WORLDPAC until the Part is delivered by WORLDPAC to the carrier used to ship the Part, at which time title to, and risk of loss of, the Part shall pass to Company.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

4.	WARRANTY:

WORLDPAC warrants all products sold to be free from defects in material or workmanship for the shorter of twelve (12) months from purchase or twelve thousand (12,000) miles from installation; provided, however, that if the expressed manufacturer’s warranty extends beyond that time period, Company shall be entitled to the benefit of the expressed manufacturer’s warranty. For the purpose of the foregoing warranty (and for the purpose of submitting Part returns to WORLDPAC as described below), Company shall be deemed to purchase a Part on the earlier of (a) the date the Part is delivered to the carrier used to ship the Part; or (b) six (6) months after Company submits the purchase order for the Part via the System. WORLDPAC will, in its sole discretion, either replace free of charge, or issue a credit for, the Price of any Part, which, under normal condition of use and service, proves to be defective in material or workmanship. To submit a claim under the warranty provided by this Agreement, Company must: (c) reference the invoice number under which the part was purchased from WORLDPAC; (d) submit to WORLDPAC a copy of the repair order showing when the Part was first installed; and (e) submit to WORLDPAC a copy of the repair order covering the replacement of the allegedly defective Part.

5.	LIMITATION OF LIABILITY:

Anything to the contrary in this Agreement notwithstanding. WORLDPAC shall have no liability for: (a) Part failures caused by misuse, negligence, modification, abuse, or improper diagnosis, application, installation, operation or vehicle condition; or (b) any labor cost for Part removal or damage resulting from delay or loss of use in automobile service; or (c) any punitive, exemplary, indirect, special, incidental, or consequential damages or penalties (including lost profits, or lost savings) arising out of breach of warranty even though caused by negligence or other fault and even if WORLDPAC has been advised of the possibility of such damages.

6.	MERCHANDISE RETURNS:

Subject to the restrictions below, WORLDPAC will accept a Part for return if the Part was purchased by Company within the preceding forty-five (45) days.

(a)	WORLDPAC will only accept a Part for return if the return has been authorized by WORLDPAC.

(b)	To obtain authorization for a Part return, Company must contact its WORLDPAC sales associate and request a Return Merchandise Authorization (“RMA”).

(c)	The following Parts are not eligible for return:

(i)	Electrical / electronic Parts.

(ii)	Parts purchased on a special closeout.

(iii)	Parts damaged due to misuse, abuse, fire or weather.

(iv)	Parts that have been installed on a vehicle, unless such installation was the direct result of WORLDPAC error.

(v)	Parts not specified in a validly issued RMA.

(d)	Returns will only be accepted from Company and not from any End User.

7.	CORES:

Subject to the restrictions below, WORLDPAC will issue a credit for each Part Core (defined below) that Company returns to WORLDPAC. For the purposes of this Agreement, “Core” means that portion of a Part that is typically recycled during the process of remanufacturing the Part according to recognized automotive part remanufacturing industry practices. Credits will be made to Company’s Account in the month subsequent to the month during which the credit is earned. No credit will be made if Company’s Account is past due or if Company has breached any other term of this Agreement. Credits will only be applied towards Company’s Account (no checks will be issued) and in the event that this Agreement terminates at a time when Company’s Account has a positive balance due to a credit issued under this Section, WORLDPAC shall not be obligated to pay Company the amount of such positive balance.

(a)	The amount of the credit for a particular Part Core shall be the amount specified by WORLDPAC from time to time and shall be subject to change without notice.

(b)	To return a Core, Company must have purchased from WORLDPAC, within the preceding ninety (90) days, a Part that contains a Core which corresponds to the Core Company seeks to return.

(c)	All Cores must be returned in the original carton of the Part that contained the Core.

(d)	Cores must be complete, assembled, and able to be rebuilt. Cores with missing parts, a broken housing, or demonstrating damage (whether by abuse, fire, water, weather, or otherwise) will not he accepted.

(e)	Fuel distributor and control unit Cores that have been disassembled or tampered with may not be returned.

(f)	No credit will be issued for Cores which the original equipment manufacturer will not accept for return from WORLDPAC.

8.        (a) FREIGHT INCENTIVES

If Company is invoiced [***] or more from WORLDPAC through the System, net of returns and billed shipping charges, in a calendar month, WORLDPAC will pay UPS Ground shipping on all orders over [***] or more during the subsequent calendar month. If Company desires to ship via a premium service (i.e., overnight delivery) instead of UPS Ground, WORLDPAC will only pay the standard UPS Ground portion on all orders over [***] and Company will be billed the difference between the standard UPS Ground rate and the designated premium service charges during the subsequent month. The freight incentive is a month to month incentive and Company must qualify each calendar month for the subsequent month as outlined above.

(b) VOLUME AND MARKETING REBATE SCHEDULES

WORLDPAC offers volume and marketing expense rebates based on monthly net sales volume. All rebate schedules are subject to change from time to time in accordance with WORLDPAC’s Terms and Conditions of Sale.

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT B

WEBSITE DOMAIN NAMES:

1.	[***]

2.	[***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

DATA LICENSE ADDENDUM

This DATA LICENSE ADDENDUM (the “Addendum”) is entered into between WORLDPAC, Inc., with its principal place of business at 37137 Hickory Street, Newark, CA 94560-5522 (hereinafter “WORLDPAC”), and US Auto Parts Network, Inc. with its principal place of business at 17150 S. Margay Avenue Carson, CA 90746 (hereinafter “Company”).

BACKGROUND

WORLDPAC and Company are parties to that certain CATALOG LICENSE AND PARTS PURCHASE AGREEMENT, dated as of November 20, 2006 (the “Catalog Agreement”). The parties desire to supplement the terms of the Catalog Agreement as provided below.

TERMS AND CONDITIONS

1. Construction. Capitalized terms used in this Addendum and defined herein shall have the meanings ascribed to them in this Addendum. Capitalized terms used in this Addendum and not otherwise defined herein shall have the meanings ascribed to them in the Catalog Agreement. In the event of a conflict between the Catalog Agreement and this Addendum, this Addendum shall control and prevail. As used in this Addendum, “Agreement” means, collectively, the Catalog Agreement and this Addendum.

2. Additional Rights. Subject to the terms of this Agreement, WORLDPAC grants Company a nonexclusive, non-transferable, revocable, limited license to copy those data fields from the Catalog specified on Exhibit A to this Addendum (the “Data Fields”).

3. Additional Restrictions.

3.1. Notwithstanding anything to the contrary contained in this Addendum, all of the restrictions contained in the Catalog Agreement (including those contained in Section 2 thereof) shall remain in full force and effect except that Sections 2(e) and 2(f) of the Catalog Agreement shall be modified so as to permit Company to: (a) copy the Data Fields to its computer systems solely for the purpose of displaying Data Records to End Users in accordance with this Agreement; and (b) display Data Records as part of the Catalog directly from its computer systems to End Users via Websites.

3.2. For clarity, nothing in this Addendum shall be construed so as to: (a) modify Sections 2(a)-(d) or Sections 2(g)-(n) of the Catalog Agreement; (b) permit Company or any third party to modify, create derivative works from, distribute, decompile, or reverse compile the Catalog (or any data contained therein, including, without limitation, Data Records, and the Data Fields) or any accompanying software provided by WORLDPAC:, or (c) permit any third party to copy the Catalog or any Data Records or other data contained therein or any accompanying software provided by WORLDPAC.

3.3. Company may make only that number of copies of the Data Fields as are necessary for Company to display Data Records as part of the Catalog to End Users in accordance with this Agreement.

3.4. Notwithstanding anything to the contrary contained in this Addendum, Company shall not, and shall not permit any third party to, download, copy or otherwise duplicate any images contained in the Catalog or any in Data Field or Data Record (including, without limitation, any picture of any Part). Such images may be viewed by COMPANY and any third parties only by accessing the images via WORLDPAC’s Catalog servers in accordance with the terms of this Agreement and any written instructions provided by WORLDPAC.

4. Provision of Data Fields. On a weekly basis, or as otherwise agreed by the parties from time to time in writing, WORLDPAC will provide Company with its most recent version of the Data Fields in an electronic format and via a delivery method mutually acceptable to both parties.

5. Fees. In consideration of the rights granted to Company in Section 2 of this Addendum, Company shall pay to WORLDPAC the fees specified below (“Addendum Fees”). The Addendum Fees shall be invoiced one month in arrears by WORLDPAC and Company shall pay all such invoices by the tenth (10th) day of the next month. A service charge of [***] per month will be collected against all amounts which are past due. The Addendum Fees shall be as follows:

Total Net Sales Price of Parts Purchased From WORLDPAC	Monthly Fee
[***]	[***]
[***]	[***]
[***]	[***]

As used above, “Net Sales Price” means the WORLDPAC Price for a Part less all applicable credits, sales, excise or use taxes, rebates, refunds, returns, discounts or similar amounts paid or credited by WORLDPAC for the Part.

6. Ratification. The Catalog Agreement is hereby ratified and, subject only to those modification expressly set forth in this Addendum, shall remain in full force and effect.

7. Term; Termination.

7.1. This Addendum shall come into force as of the Addendum Effective Date (defined below), and, unless earlier terminated as provided in this Addendum, shall remain in effect until termination of the Catalog Agreement.

7.2. Unless otherwise provided in writing by WORLDPAC, the total Net Sales Price of all Parts purchased by Company from WORLDPAC must exceed [***] per month for Company to remain eligible to receive the Data Fields from WORLDPAC under this Addendum. Notwithstanding anything to the contrary in this Addendum, and unless otherwise provided in writing by WORLDPAC, if the total Net Sales Price of all Parts purchased by Company from WORLDPAC is less than [***] for any given calendar month, then WORLDPAC may, in its sole discretion, terminate this Addendum immediately by providing notice to Company within twenty (20) days following the end of such calendar month. For clarity, the termination of this Addendum under this Section 7.2 shall not affect COMPANY’s other rights or obligations under the Catalog Agreement.

7.3. For the purposes of Section 7 of the Catalog Agreement, a breach or failure to perform by either party of the terms of this Addendum shall be considered a breach and failure to perform the terms of the Catalog Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be signed by their respective duly authorized representatives effective as of November 16, 2006 (the “Addendum Effective Date”).

Company:		WORLDPAC:

US Auto Parts Network, Inc.		WORLDPAC, Inc.

By:	/s/ Michael McClane	By:	/s/ Robert B. Cushing
Name:	Michael McClane	Name:	Robert B. Cushing
Title:	Chief Financial Officer	Title:	Executive Vice President

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

EXHIBIT A

CATALOG DATA FIELDS

[***]

[***]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.